January 29, 2001


Securities and Exchange Commission
File Room
450 5th Street, NW
Washington, DC  20549

RE:  DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS
     CIK NO: 0000875610

Gentlemen:

     At this time we are electronically submitting on behalf of Registrant above mentioned, Form N-SAR for fiscal ended
11/30/00.  This filing includes one exhibit:  Auditor's Report.

Yours very truly,

/S/KENNETH E. CROCKETT, SR.
---------------------------
Kenneth E. Crockett, Sr.
Bluesky Administrator
(215)  255-2923

KEC/mhc
Enclosures